Exhibit 10.1

March 28, 2024

Sung H. Lee

2121 Webster St. #509

San Francisco, CA 94115

Dear Sung,

I am pleased to offer you a position with Cytokinetics, Inc. (the "Company"), as EVP, Chief Financial Officer, in the Accounting & Finance Department. In this role, you will report directly to Robert Blum, Chief Executive Officer. This offer is contingent, however, on the items listed on the second page of this letter.

The information below outlines important details about your offer:

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Base salary: You will receive a starting annual salary of $550,000 which will be paid semi-monthly in accordance with the Company’s normal payroll procedures. As an exempt employee, you are not eligible for overtime pay.

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Bonus plan: You may be eligible for a prorated discretionary bonus for the 2024 calendar year; eligibility requires a minimum of three (3) months of employment in the calendar year. A bonus under the plan is discretionary: it is not guaranteed compensation and is based on achievement of Corporate Goals, Individual Goals, and is otherwise within the discretion of our Board of Directors. Your target bonus, if awarded is 45% of your base salary; 75% of which is based on Corporate Goal achievement and 25% based on individual goals that we will set in your first months of employment.

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Annual performance: Individual performance is reviewed annually through a Company-wide focal review process. Your first focal performance review will take place during the first quarter of 2025. At that time, you and your manager will review your performance against objectives. While salary increases are not guaranteed in connection with the performance evaluations, salary decisions may be based on the effectiveness of your performance.

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Long-term incentive: As an inducement material to your entering into employment with the Company, you will receive an initial equity award consisting of:
(a)
such number of restricted stock units equal to a target grant date value of $1,682,500 (number of RSUs based on the closing stock price on the date of the grant and vesting with 40% vesting the first year, 40% the second year, and 20% the third year of the anniversary of the grant date); and

Exhibit 10.1

(b)
such number of stock options equal to a grant date Black-Scholes value of $1,682,500 (25% vesting on the first anniversary of the grant date with the remaining 75% vesting monthly in equal amounts over the remaining 36 months, subject to your continuous service with the Company on each such vesting date). Stock options are granted with an exercise price equal to the closing stock price on the date of the grant. Black-Scholes valuation is not reflective of the market value of stock options on the date of exercise of a stock option.
(c)
Such number of performance stock units equal to a grant date value of $1,670,000 (such amount representing 200% of the target grant award and representing the maximum grant award). The number of PSUs based on the closing stock price on the date of the grant. PSUs are subject to the terms and conditions of the Performance Stock Unit and Award Agreement upon the certification by the Compensation & Talent Committee (“C&TC”) of the satisfaction of certain stipulated milestones. Upon certification of satisfaction of one or more of the milestones by the C&TC, portions of these PSUs will be deemed earned, with 50% of earned PSUs vesting at the time of certification by the C&TC and 50% of the earned PSUs vesting on the one-year anniversary of such certification, in each case provided by you remain a Cytokinetics employee. Please refer to the grant package for PSU milestone terms and conditions.

This equity grant shall be subject to the terms and conditions of the 2004 EIP Option Agreement, 2004 Equity Incentive Plan – Amended May 2015, and the 2004 EIP Prospectus – Amended May 2015.

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Sign-on Bonus: You will receive a one-time sign-on bonus of $80,000 (gross) which you will receive during your first payroll cycle.

REPAYMENT CLAUSE FOR SIGN-ON BONUSES:

If you voluntarily resign or are terminated for cause within twelve (12) months of a sign-on bonus payment date, you agree to repay Cytokinetics or any successor or affiliate thereof, 100% of that bonus within thirty (30) days of your last day of employment.

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Benefits program: You are eligible to receive a competitive employee benefits package. Please refer to the 2024 Benefits Guide.

The Company is excited about your joining and looks forward to a beneficial relationship. The following are conditions of this contingent employment offer:

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Cytokinetics conducts reference checks and background checks to verify former employment, degrees, criminal records and OIG/SAM/FDA exclusion registries where appropriate. Your employment offer is contingent upon successful verification and completion of these reference and background checks.
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Receipt of signed Proprietary Information and Inventions Assignment Agreement
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Receipt of signed Arbitration Agreement
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Receipt of signed Insider Trading Compliance Program Letter
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Receipt of signed Code of Ethics and Business Conduct Policy acknowledgement form
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For purposes of federal immigration law, you will be required to provide to the Company documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided to us within three (3) business days of your date of hire, or our employment offer to you may be rescinded and the employment relationship terminated.
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You will be specifically required to sign an acknowledgment that you have read and understand the Company’s rules of conduct which are included in the Employee Handbook, which the Company will provide to you on your first day of employment.

Exhibit 10.1

If you have not already done so, you must disclose to the Company any and all agreements relating to your prior employment that may affect your eligibility to be employed by the Company or limit the manner in which you may be employed. It is the Company’s understanding that any prior employment agreements will not prevent you from performing the duties of your position and you represent that such is the case. Moreover, you agree that, during the term of your employment with the Company, you will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of your employment, nor will you engage in any other activities that conflict with your obligations to the Company. Similarly, you agree not to bring any third party confidential information to the Company, including that of your former employer, and that in performing your duties for the Company you will not in any way utilize any such information.

Employment with the Company is for no specified period and constitutes at-will employment. As a result, you are free to resign at any time, for any reason or for no reason. Similarly, the Company is free to conclude its employment relationship with you at any time, with or without cause, and with or without notice. We request that, in the event of resignation, you give the Company at least two weeks’ notice.

To confirm your acceptance of the Company's offer, please sign and date this letter in the space provided below. The parties agree that execution of this offer letter by electronic signature and/or by exchanging PDF signatures shall have the same legal force and effect as the exchange of original signatures and will constitute a properly executed, delivered and binding agreement, and that in any proceeding arising under or relating to this offer letter, each party hereby waives any right to raise any defense or waiver based upon execution of this offer letter by means of such electronic signatures or maintenance of the executed offer letter electronically.

Your first day of employment will be May 8, 2024 or a mutually agreed upon date, subject to the contingencies described above. This letter, along with any agreements relating to proprietary rights or to arbitration between you and the Company, set forth the terms of your employment with the Company and supersede any prior representations or agreements, whether written or oral. This letter, including, but not limited to, it’s at-will employment provision, may not be modified or amended except by a written agreement signed by the Company CEO and you. To the extent any disputes over this letter arise, it shall be governed, construed and interpreted in accordance with the laws of the jurisdiction in which you are envisaged to generally perform your duties as an employee. This offer of employment will expire if it is not signed and returned by April 25, 2024.

Sung, we are very excited about your joining Cytokinetics. Your contributions to our business progress and our growth will add value to the organization and will be helpful to our building a very successful company. We look forward to your favorable reply and to working with you at Cytokinetics.

Sincerely,

/s/ YulyMae DiNapoli__________

YulyMae DiNapoli

VP, Human Resources

Agreed to and accepted:

/s/ Sun H. Lee________________

Sung H. Lee

April 23, 2024